UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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Hospitality Properties Trust
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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On April 29, 2015, Hospitality Properties Trust mailed the following letter to its shareholders.

* * * * *

Hospitality Properties Trust

Two Newton Place, 255 Washington Street, Suite 100, Newton, Massachusetts 02458

April 29, 2015

Dear Fellow Shareholders:

You should have received proxy materials and a WHITE proxy card from your Board of Hospitality Properties Trust (“HPT”) for HPT’s annual meeting to be held on June 1, 2015 (the “2015 Annual Meeting”).  You may have also received proxy materials and a blue proxy card from a labor union group called Unite Here (the “Union”) asking you to support them in opposing your Board’s nominees and certain proposals for the 2015 Annual Meeting.  YOUR BOARD STRONGLY ENCOURAGES YOU TO SUPPORT YOUR BOARD AND VOTE THE WHITE PROXY CARD.

We do not believe that the Union’s interests are aligned with your interests as a shareholder of HPT. We encourage you to consider the following facts:

THE UNION IS A NOMINAL SHAREHOLDER OF HPT WITH A MINIMAL SHAREHOLDER INTEREST IN OUR COMPANY

•                  The Union holds only 190 shares, or approximately 0.00001% of HPT’s outstanding shares.

WE BELIEVE THE UNION’S REAL INTENTION IS TO FURTHER ITS LABOR INTERESTS RATHER THAN PROMOTE YOUR INTERESTS AS A HPT SHAREHOLDER

•                  The Union is currently engaged in efforts to unionize the workforce at two of our properties and we believe the Union’s proxy solicitation for the 2015 Annual Meeting is an attempt to gain bargaining leverage, and/or raise awareness for these efforts.

•                  The Union has estimated that it will spend almost twice the value of its investment in HPT (at least $10,000) to solicit proxies from our shareholders.  Yet, the Union wants you to believe that it is not asking you to support its labor goals.

•                  The Union has similar proxy campaigns at other hospitality REITs where it is a nominal shareholder.  We believe the Union holds a small number of shares in various public companies operating in the hospitality, gaming and food sectors in which the union attempts to organize workers, not for investment purposes, but for the purpose of being able to make shareholder proposals to further its own labor goals, rather than to enhance shareholder value.

HPT HAS OUTPERFORMED UNDER YOUR BOARD’S DIRECTION

•                  HPT’s total return to shareholders has exceeded industry averages in both the short and long term:

•                  Since last year’s annual meeting on June 10, 2014, HPT (+14.20%) has outperformed the SNL US REIT Hotel Index (+9.70%).1

•                  Over the past five years, HPT (+67.24%) has outperformed the SNL US REIT Hotel Index (+63.04%).1

•                  In addition, for the period ended December 31, 2014, HPT reported its ninth consecutive quarter of revenue per available room (“RevPAR”) outperformance, which has been driven by both occupancy and rate gains.1

1  Source: SNL Financial, as of 4/27/15.

•                  On April 13, your Board raised HPT’s regular quarterly common share distribution by 1 cent, or 2.0%, to 50 cents per common share.  The distribution will be paid on or about May 21, 2015 to HPT’s common shareholders of record as of the close of business on April 24, 2015.

VOTING THE UNION’S BLUE PROXY CARD MAY LIMIT YOUR BOARD’S ABILITY TO CREATE VALUE IN THE FUTURE

•                  The Union is soliciting for a proposal that, if implemented, may effectively eliminate your Board’s ability to enhance shareholder value by taking advantage of various provisions of Maryland law.

•                  Your Board’s proposal on the WHITE proxy card would allow shareholders a say in ratifying any Board decision to take advantage of such laws, while still preserving your Board’s ability to respond quickly to hostile takeovers and potentially create greater value for HPT shareholders.

Your vote in this year’s election is very important in helping to reelect your Board’s nominees.  Your HPT Board Members who are up for reelection — Bruce M. Gans, M.D. and Adam D. Portnoy — are part of a strong, independent board that has always made the interests of all shareholders their priority.

We encourage you to sign and return your WHITE proxy card or use telephone or Internet methods to authorize your proxy so that your shares will be represented and voted at the meeting.

If you have any questions at all about how to register your vote, please call our proxy solicitation firm, Morrow & Co., LLC (toll-free) at (800) 662-5200 or email them at HPT@morrrowco.com.

Thank you for your cooperation and continued support.

The Board of Trustees

Bruce M. Gans, M.D.

John L. Harrington

William A. Lamkin

Adam D. Portnoy

Barry M. Portnoy

WARNING REGARDING FORWARD LOOKING STATEMENTS

THIS LETTER CONTAINS FORWARD LOOKING STATEMENTS WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 AND OTHER SECURITIES LAWS. THESE FORWARD LOOKING STATEMENTS ARE BASED UPON HPT’S PRESENT BELIEFS AND EXPECTATIONS, BUT THESE STATEMENTS AND THE IMPLICATIONS OF THESE STATEMENTS ARE NOT GUARANTEED TO OCCUR AND MAY NOT OCCUR FOR VARIOUS REASONS, SOME OF WHICH ARE BEYOND HPT’S CONTROL. FOR THESE REASONS, AMONG OTHERS, INVESTORS ARE CAUTIONED NOT TO PLACE UNDUE RELIANCE UPON ANY FORWARD LOOKING STATEMENTS IN THIS LETTER OR THEIR IMPLICATIONS.

IMPORTANT ADDITIONAL INFORMATION AND WHERE TO FIND IT

HPT has filed a definitive proxy statement with the U.S. Securities and Exchange Commission (the “SEC”) with respect to the 2015 Annual Meeting.  HPT SHAREHOLDERS ARE STRONGLY ENCOURAGED TO READ THE DEFINITIVE PROXY STATEMENT, AND ANY AMENDMENTS AND SUPPLEMENTS THERETO, THE ACCOMPANYING WHITE PROXY CARD AND ANY OTHER DOCUMENTS THAT HPT MAY FILE WITH THE SEC CAREFULLY IN THEIR ENTIRETY BECAUSE THEY CONTAIN IMPORTANT INFORMATION.

HPT, its Trustees and certain of its executive officers, and Reit Management & Research LLC and certain of its directors, officers and employees may be deemed to be participants in the solicitation of proxies in connection with the 2015 Annual Meeting.  Additional information regarding the identity of the potential participants and their direct or indirect interests, by share holdings or otherwise, is set forth in HPT’s definitive proxy statement. Shareholders may obtain free of charge copies of HPT’s definite proxy statement and any other documents filed by HPT with the SEC at the SEC’s website (www.sec.gov), at HPT’s website (www.hptreit.com), by requesting these materials from HPT Investor Relations, by phone at (617) 796-8232, or by mail at Two Newton Place, 255 Washington Street, Newton, MA, or from Morrow & Co. at the toll-free number provided above.